Exhibit 99.1
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[PARAGON LOGO]                                                              NEWS
              ------------------------------------------------------------------


FOR:                  PARAGON TECHNOLOGIES, INC.

CONTACTS:             Joel Hoffner, President and CEO
                      610-252-3205
                      610-252-3102 (Fax)
                      www.ptgamex.com



          PARAGON TECHNOLOGIES REPORTS IMPROVED SALES AND EARNINGS FROM CONTINUING OPERATIONS FOR THE THIRD QUARTER AND NINE MONTHS OF 2006

EASTON, PA -- November 10, 2006 -- Paragon Technologies, Inc.
(AMEX:PTG), a leading supplier of "smart" material handling systems and "software-driven" warehouse and distribution center solutions, announced today results for the third quarter and nine months ended September 30, 2006.

Third Quarter Results
---------------------
Third quarter 2006 results for continuing operations (excluding the 2005 impact of Ermanco) indicate that:
  o Sales rose 27% to $5.2 million as compared to $4.1 million in the third quarter of 2005;
  o Backlog of orders decreased to $4.9 million as compared to $6.9 million at the end of 2005;
  o Income from continuing operations rose to $239,000 as compared to $61,000 in the third quarter of 2005; and
  o Earnings per share from continuing operations increased to $0.07 as compared to $0.01 per share in the third quarter of 2005.

Net income for the third quarter of 2006 was $239,000 or $0.07 basic earnings per share, compared to net income of $141,000 or $0.03 basic earnings per share in the third quarter of 2005. Inclusive of Ermanco, net income for the third quarter of 2005 included income from discontinued operations of $80,000 from Ermanco. On August 5, 2005, the Company completed the sale of substantially all of the assets and liabilities of Ermanco.

Contributing to income from continuing operations for the third quarter ended September 30, 2006 as compared to the third quarter of 2005 was an increase in sales and gross profit of $1,108,000 and $274,000, respectively, and an increase of $32,000 in interest income attributable to the increased level of interest rates on funds available for investment.

The increase in sales was associated with a larger backlog of orders entering fiscal 2006 when compared to the backlog of orders entering fiscal 2005 and progress made on contracts received during the first nine months of 2006.

Offsetting the favorable impact of the aforementioned items was an increase of $120,000 in selling, general and administrative expenses primarily aimed at bolstering the rate of new orders. These expenditures were primarily attributable to the addition of resources aimed at expanding the


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We Build Productivity                                          [SI SYSTEMS LOGO]
--------------------------------------------------------------------------------
 PARAGON TECHNOLOGIES, INC. o 600 Kuebler Road o Easton, PA 18040-9201
                       o 610.252.3205 o Fax 610.252.3102
                                 www.ptgamex.com
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[PARAGON LOGO]                                                            Page 2
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customer base and an increase in salaries and fringe benefits; an increase in marketing expenses primarily associated with product promotion, marketing research, and participation in trade shows; and an increase in professional fees and shareholder relations expenditures.

First Nine Months Results
-------------------------
First nine months of 2006 results for continuing operations (excluding the 2005 impact of Ermanco) indicate that:
  o Sales rose 21.9% to $14.3 million as compared to $11.7 million in the first nine months of 2005;
  o Orders totaled $12.2 million as compared to $15.8 million in the first nine months of 2005;
  o Income from continuing operations rose to $411,000 as compared to $15,000 in the first nine months of 2005; and
  o Earnings per share from continuing operations increased to $0.12 as compared to $0.00 per share in the first nine months of 2005.

Net income for the first nine months of 2006 was $411,000 or $0.12 basic earnings per share, compared to net income of $1,044,000 or $0.25 basic earnings per share in the first nine months of 2005. Inclusive of Ermanco, net income for the first nine months of 2005 included income from discontinued operations of $1,029,000 from Ermanco.

Contributing to income from continuing operations for the first nine months of 2006 as compared to the first nine months of 2005 was an increase during the first nine months of 2006 in sales and gross profit of $2,556,000 and $1,087,000, respectively, and an increase of $234,000 in interest income attributable to the higher level of funds available for investment as a result of the cash proceeds from the sale of substantially all of the assets and liabilities of Ermanco and the increased level of interest rates of funds available for investment. Income tax expense during the nine months ended September 30, 2006 was $1,000, primarily as a result of the reversal of accruals for the expiration of tax return statutes and tax-exempt interest on certain investments, compared to income tax expense of $9,000 during the nine months ended September 30, 2005.

The increase in sales was associated with a larger backlog of orders entering fiscal 2006 when compared to the backlog of orders entering fiscal 2005 and progress made on contracts received during the first nine months of 2006.

Offsetting the favorable impact of the aforementioned items was an increase of $737,000 in selling, general and administrative expenses primarily aimed at bolstering the rate of new orders. These expenditures were primarily attributable to the addition of resources aimed at expanding the customer base and an increase in salaries and fringe benefits; an increase in marketing expenses primarily associated with product promotion, marketing research, and participation in trade shows; and an increase in professional fees and shareholder relations expenditures.

Development efforts totaling $220,000 during the first nine months of 2006 included DISPEN-SI-MATIC(R) software and hardware and LO-TOW(R) product enhancements, compared to product development expense of $29,000 during the nine months ended September 30, 2005.

The Company ended the third quarter of 2006 with a current ratio of 4.33, while working capital approximates $13.3 million.

Joel Hoffner, Paragon's President and Chief Executive Officer, commented, "Our increase in sales during the quarter is a natural consequence of the extraordinary backlog coming into the quarter. The lower order entry rate during the quarter is related to the nature of our business, which often sees pending orders delayed as our customers synchronize their capital expenditures with their

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[PARAGON LOGO]                                                            Page 3
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operational needs. Orders received in October, plus customer directives that will most probably transform to orders in the fourth quarter, would restore our backlog to the levels recorded for the beginning of this year. Our pending order pipeline has some exciting prospects that should impact us early next year."

During the first nine months of 2006, the Company repurchased 438,019 shares of common stock at a weighted average cost, including brokerage commissions, of $8.70 per share. Cash expenditures for the stock repurchases during that same period were $3,809,000.

Since the inception of the Company's existing stock repurchase program in August of 2004, the Company repurchased 1,296,819 shares of common stock at a weighted average cost, including brokerage commissions, of $9.42 per share as of September 30, 2006. Cash expenditures for the stock repurchases since the inception of the program were $12,215,258 as of September 30, 2006.

The Company is currently exploring various business strategies designed to enhance the value of the Company's assets for its stockholders. The Company has retained Penn Valley Management Group, LLC to provide management advisory services, including, but not limited to business planning, mergers and acquisitions, and funding. Additionally, we continue to evaluate and actively explore a range of possible options, including transactions intended to provide liquidity and maximize stockholder value, and consideration of the acquisition of complementary assets and/or businesses.

The Company will host a conference call to discuss these results on Friday, November 10, 2006 at 10:00 a.m. ET. To participate in the call, please dial 1-877-766-2147 and ask for the Paragon Technologies teleconference. Simultaneous with the conference call, an audio webcast of the call will be available via a link on the Paragon website, www.ptgamex.com.
                             ---------------

Paragon's SI Systems' Order Fulfillment and Production & Assembly technologies drive productivity at Fortune 1000 companies and the United States Government.


About Paragon Technologies
Paragon Technologies is a leader in integrating material handling systems and creating automated solutions for material flow applications. SI Systems' Production & Assembly and Order Fulfillment branded technologies and material handling solutions address unit assembly in manufacturing operations and order fulfillment applications. One of the top material handling systems suppliers worldwide, SI Systems leading clients have included the United States Postal Service, BMG, Peterbilt, Honda, CVS Pharmacy, Maybelline, and Walgreens.

                                      * * *

-----------------------
Cautionary Statement. Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon's earnings, liquidity, financial condition, review of strategic alternatives, and other matters. Words or phrases denoting the anticipated results of future events, such as "anticipate," "does not anticipate," "should help to," "believe," "estimate," "is positioned," "expects," "may," "will," "is expected," "should," "continue," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such "forward-looking statements:" (1) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases; and (2) if the factors on which Paragon's conclusions are based do not conform to its expectations. Furthermore, achievement of the objectives of the Company following the sale of Ermanco is subject to risks associated with business disruption resulting from the announcement of the sale and other risks outlined in Paragon's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005 and the most recent quarterly report on Form 10-Q for the quarter ended June 30, 2006.

     This press release and prior releases are available at www.ptgamex.com.
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[PARAGON LOGO]                                                            Page 4
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                           Paragon Technologies, Inc.
                          Summary Financial Information
              Selected Financial Data -- Balance Sheets (UNAUDITED)
                    (In Thousands, Except Ratio Information)

----------------------------------------------------------------------------------------------------------
                                                           September 30, 2006        December 31, 2005
----------------------------------------------------------------------------------------------------------
Cash and cash equivalents........................              $   1,469                       687
Short-term investments...........................                 11,215                    16,710
                                                        ------------------------    ----------------------
   Total cash and cash equivalents
     and short-term investments..................              $  12,684                    17,397
                                                        ------------------------    ----------------------
Trade receivables................................              $   2,139                     2,029
Inventories......................................              $     493                       344
Current assets...................................              $  17,338                    22,134
Current liabilities..............................                  4,005                     5,337
                                                        ------------------------    ----------------------
   Working capital...............................              $  13,333                    16,797
                                                        ------------------------    ----------------------
Current ratio....................................                   4.33                      4.15
Total assets.....................................              $  17,770                    22,596
Total stockholders' equity.......................              $  13,696                    17,066
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

                           Paragon Technologies, Inc.
                          Summary Financial Information
         Selected Financial Data -- Statements of Operations (UNAUDITED)
                  (In Thousands, Except Per Share Information)

----------------------------------------------------------------------------------------------------------
                                                Third Quarter Ended                Nine Months Ended
                                                    September 30,                     September 30,
                                           ------------------------------    -----------------------------
                                               2006             2005             2006             2005
                                           -------------    -------------    -------------    ------------
Net sales.............................        $ 5,209           4,101           14,252           11,696
                                           =============    =============    =============    ============

Income from continuing
  operations before income taxes......        $   283             100              412               24
Income tax expense....................             44              39                1                9
                                           -------------    -------------    -------------    ------------
Income from continuing
  operations..........................            239              61              411               15

Income from discontinued
  operations, net of income taxes.....              -              80                -            1,029
                                           -------------    -------------    -------------    ------------
Net income ...........................        $   239             141              411            1,044
                                           =============    =============    =============    ============

Basic earnings per share:
Income from continuing
  operations..........................        $   .07             .01              .12                -
Income from discontinued
  operations..........................              -             .02                -              .25
                                           -------------    -------------    -------------    ------------
Net income............................        $   .07             .03              .12              .25
                                           =============    =============    =============    ============

Diluted earnings per share:
Income from continuing
  operations..........................        $   .07             .01              .12                -
Income from discontinued
  operations..........................              -             .02                -              .24
                                           -------------    -------------    -------------    ------------
Net income ...........................        $   .07             .03              .12              .24
                                           =============    =============    =============    ============
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


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[PARAGON LOGO]                                                            Page 5
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                           Paragon Technologies, Inc.
                       Supplemental Financial Information
             Reconciliation of Income From Continuing Operations to
                        EBITDA From Continuing Operations
                                 (In Thousands)

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                                                Third Quarter Ended                Nine Months Ended
                                                    September 30,                     September 30,
                                           ------------------------------    -----------------------------
                                               2006             2005             2006             2005
                                           -------------    -------------    -------------    ------------
Income from continuing
  operations..........................        $   239              61              411               15
Add: Income tax expense...............             44              39                1                9
                                           -------------    -------------    -------------    ------------
Income from continuing
  operations before income taxes......            283             100              412               24
Add: Interest expense.................              -               -                1                1
Add: Depreciation and
  amortization expense................             26              24               73               66
                                           -------------    -------------    -------------    ------------
EBITDA from continuing
  operations..........................        $   309             124              486               91
                                           =============    =============    =============    ============

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